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Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes Oxley Act of 2002

The certification set forth below is being submitted in connection with the June 30, 2004 10Q report (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

José Ramón González, the Chief Executive Officer, Carlos M. García, the Chief Operating Officer and María Calero, the Chief Accounting Officer of Santander BanCorp, each certifies that, to the best of their knowledge:

        the Report fully complies with the requirements of Section 13(a) or 15 (d) of the Exchange Act; and
        the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Santander BanCorp.

By: /s/ José Ramón González

President and Chief Executive Officer

By:/s/ Carlos M. García

Senior Executive Vice President and

Chief Operating Officer

By:/s/ María Calero

Executive Vice President and

Chief Accounting Officer